UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2009

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 24, 2009, SMF Energy Corporation (the “Company”) supplemented its proxy statement in connection with its 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to amend its 2009 Equity Incentive Plan (the “Plan”) for which the Company is requesting stockholder approval.  The proxy statement supplement has been filed with the Securities and Exchange Commission on Schedule 14A and is available online at www.sec.gov and on the Company’s website at www.mobilefueling.com.  The Annual Meeting is scheduled for December 4, 2009, at 1:00 p.m. Eastern time, at the Company’s corporate offices, 200 West Cypress Creek Road, Suite 400, Fort Lauderdale, Florida 33309.

The Company amended the Plan to decrease the total number of shares of common stock reserved under the Plan from 1,300,000 to 900,000.  Correspondingly, the number of shares of common stock that may be issued pursuant to the exercise of Incentive Stock Options was also decreased from 1,300,000 to 900,000.  In addition, in order to account for the 1 for 4.5 reverse stock split of the Company’s common stock that became effective on October 1, 2009 on the Nasdaq Stock Market, the Company amended the Plan to change the maximum number of shares of common stock that may be granted under the Plan to any one participant in a single calendar year from 500,000 to 125,000.

Stockholders who have not yet voted (or who wish to change their vote if they already voted) may still do so, by proxy or in person at the meeting.

The Company continues to recommend that its stockholders vote “FOR” all of the proposals described in the October 28, 2009, proxy statement.  Stockholders may revoke a previously-executed proxy, by following the procedures set forth below.

HOW TO VOTE (OR CHANGE A VOTE PREVIOUSLY CAST):

Stockholders of record.  If shares are registered in the stockholder’s own name, the stockholder can vote in four different ways: online, by telephone, by mail or in person.

Mail.  To vote by mail, a stockholder should mark, sign, date and mail the proxy card previously supplied with the October 28, 2009, proxy statement in the self-addressed, postage-paid envelope provided.

Telephone.  Stockholders may cast their vote by telephone (toll-free 1-800-PROXIES, or 1-800-776-9437) but they will need their individual control number, as included with the originally mailed proxy materials, to do so.

Internet.  With the control number, stockholders may also vote online by logging on to www.voteproxy.com and following the instructions.

In person.  Stockholders with shares registered in their own name may also vote their shares in person by attending the Annual Meeting.

Telephone and online voting are available 24 hours a day until 11:59 p.m. Eastern time on December 3.  Contact the Company’s Secretary, Louise Lungaro, at (954) 308-4175 if you cannot locate your control number.

Street Name Stockholders.  If the shares are held in a brokerage account in “street name,” the stockholder should follow the voting instructions provided by the brokerage firm, which typically permit voting by a voting instruction card, online or by telephone at the website or number supplied by the brokerage firm.  Please note that if the shares are held in “street name,” the stockholder cannot vote at the Annual Meeting using the voting instruction card that was delivered to the stockholder by the brokerage firm.  That card only instructs the brokerage firm how to vote the shares.  Only the brokerage firm can vote “street name” shares since it has the record ownership of those shares.  If a stockholder wants to vote “street name” shares at the Annual Meeting, the stockholder’s brokerage firm should be able to give the stockholder a legal proxy that will give the stockholder the right to vote the shares in person at the Annual Meeting.

Series D Preferred Stockholders.  Holders of the Company’s Series D Preferred Stock, can mark, sign, date and mail the proxy card in the self-addressed, postage-paid envelope previously provided.  Series D stockholders may also vote their shares in person by attending the Annual Meeting.

If any stockholder votes a second time, the second vote revokes the previously submitted proxy.  In any event, the latest vote validly cast by the stockholder will be the only vote that is counted.

Stockholders who previously voted “FOR” the Plan by proxy do not need to submit a new proxy; the proxy already submitted will continue to be voted in favor of the Plan.  Similarly, stockholders who previously voted “AGAINST” the Plan do not need to submit a new proxy; their previous vote will be counted as it was submitted.  It does not matter that the original proxy referred to 1,300,000 shares being reserved for the Plan rather than the amended amount of 900,000 shares.  Moreover, any later proxy submitted will be considered a vote on the amended Plan, including the reservation of only 900,000 shares.

Stockholders are urged to review the Company’s original proxy statement, filed on October 28, 2009, and the definitive additional materials reflecting the amendment to the Plan filed on Schedule 14A concurrently herewith, both of which are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2009	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive
Officer and President